UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2007

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6197 Cornerstone Court E, Suite 108 San Diego, California 92121
(Address of principal executive offices)

(858) 362-2250
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

As reported in previous filings filed with the Securities and Exchange Commission, in two private placements, one which occurred in December 2006 and one which occurred in February 2007, Telanetix, Inc. ("we," "our," "us" or the "Company"), previously issued debentures convertible into shares of its common stock and warrants to purchase shares of its common stock to four unaffiliated institutional investors.  Specifically, on December 28, 2006, we issued an aggregate of $3.66 million principal amount of debentures and warrants to purchase an aggregate of 949,907 shares of our common stock, and on February 12, 2007, we entered into a second securities purchase agreement with the same investors from our December 2006 private placement, pursuant to which we sold an additional $1.54 million face amount of debentures and warrants to purchase an additional aggregate of 401,040 shares of our common stock.

The following issuances of our common stock are the result of conversions by the holders of the debentures, and exercise of the warrants, issued in the above-referenced private placements:

December 2006 Debentures & Warrants

On May 30th, we issued an aggregate of 509,610 shares of our common stock upon conversion of an aggregate principal amount of $784,800 of the debentures we issued in our December 2006 private placement, which reflects a conversion price of $1.54 per share.  On the same date, we also issued 160,000 shares of our common stock to the holders of such debentures upon the exercise of warrants issued in connection with such debentures at an exercise price of $1.69 per share.

On July 30, 2007, we issued an aggregate of 599,048 shares of our common stock upon conversion of an aggregate principal amount of $922,534 of the debentures we issued in our December 2006 private placement, which reflects a conversion price of $1.54 per share.  On the same date, we also issued 250,000 shares of our common stock to the holders of such debentures upon the exercise of warrants issued in connection with such debentures at an exercise price of $1.69 per share.

February 2007 Debentures

On July 30, 2007, we issued an aggregate of 626,623 shares of our common stock upon conversion of an aggregate principal amount of $965,000 of the debentures we issued in our February 2007 private placement, which reflects a conversion price of $1.54 per share.  We issued an additional 125,324 shares of our common stock to the holders of these debentures as an inducement for the early conversion of such debentures and acceptance of unregistered shares.

Each of the transactions described above was exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or, with respect to the issuance of common stock upon conversion of debentures, Section 3(a)(9) thereof.  None of the transactions was conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with this offering, and, with respect to the issuance of common stock upon conversion of the debentures, shares of common stock were exchanged for outstanding debentures exclusively with the holder thereof and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated: August 3, 2007	By:	/s/ Thomas A. Szabo
Thomas A. Szabo
Chief Executive Officer